EXHIBIT 2.8

REGISTER OF DEEDS AND DOCUMENTS

DEC 17, 2008 732214

ADDENDUM No. 01 TO THE LOAN AGREEMENT BY EXTENSION OF REVOLVING CREDIT LIMIT No. 08.2.0790.1, of NOVEMBER 19, 2008, EXECUTED BY BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO – BNDES AND TIM CELULAR S/A, WITH THE INTERVENTION OF THIRD PARTIES, AS FOLLOWS:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES (NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT), hereby referred to simply as BNDES, a federal public company, headquartered in Brasilia, Federal District, with services in this City, at Avenida República do Chile No. 100, corporate taxpayer register CNPJ No. 33.657.248/0001-89, through its undersigned representatives;

TIM CELULAR S/A, hereinafter referred to as TIM CELULAR, a limited liability company, headquartered in São Paulo, at Avenida Giovanni Gronchi No. 7143, CEP 05724-006, CNPJ No. 04.206.050/0001-80, through its undersigned representatives;

attending further, as INTERVENING PARTY TIM PARTICIPAÇÕES S/A, the joint stock company, headquartered in Rio de Janeiro, State of Rio de Janeiro, at Avenida das Américas No. 3.434, block 1, 7th floor, CEP 22640-102, CNPJ No. 02.558.115/0001-21, through its undersigned representatives, have mutually agreed to the following in the clauses below:

CLAUSE 1

In light of the agreement signed herein, BNDES and TIM CELULAR agree to regulate the use of part of the credit limit extended through the CONTRACT, by the following clauses and conditions:

1 - VALUE OF PORTION TO BE USED:

1.1.
Subcredit “A1”: in the value of R$ 103,958,000.00 (one hundred and three million, nine hundred and fifty-eight thousand reais), to be provided with the funds mentioned in item I of Clause 1 of the CONTRACT, in compliance with all the other provisions in connection with the subcredits provided with such funds;

1.2	Subcredit “B1”: in the value of R$ 242,568,000.00 (two hundred and forty two millions, five hundred and sixty eight thousand reais), to provided with the funds mentioned in item II of Clause 1 of the

CONTRACT, in compliance with all the other provisions in connection with the subcredits provided with such funds; and,

1.3
Subcredit “C1”: in the value of R$ 245,983,000.00 (two hundred and forty-five million, nine hundred and eighty-three thousand reais), to be provided with the funds mentioned in item II of Clause 1 of the CONTRACT, in compliance with all the other provisions pertaining to the subcredits provided with such funds; and

1.4.
In compliance with the provisions in §1 of Clause 3 of the CONTRACT, the funds of the Subcredits mentioned above to be released shall be transferred to the current account No. 102.464-9, which TIM CELULAR has at UNIBANCO (No. 409), branch No. 0300.

2 - RESTATEMENT OF VALUE OF SUBCREDIT “A1”:

2.1.
The portion of Subcredit “A1” not used will be restated, from the date of execution of this Addendum until the date of its use, in compliance with the minimum period of 12 (twelve) months, by the variation of the Ample National Consumer Price Index – IPCA, calculated and published by IBGE (Brazilian Institute of Geography and Statistics – IBGE, in compliance with the procedures contemplated in Clause 6 of the CONTRACT.

2.2.
In compliance with the provisions in the heading of this item, BNDES may reduce the Subcredit “A1” prior to its total use, the value of this reduction starting to constitute Subcredit “D1”, under the same conditions of Subcredit “B1”, with the exception of the maturity of the amortization installments, which shall remain equal to the provisions of Clause 9, item I, of the CONTRACT, and of item 7.1 of Clause 1 of this Addendum. If this event occurs, BNDES shall inform the alteration, in writing to TIM CELULAR.

3 - AVAILABILITY OF SUBCREDITS “B1” AND “C1”: The value of each installment of Subcredits “B1” and “C1” to be placed at the disposal of TIM CELULAR will be calculated according to the criteria established in the law that institutes the Long Term Interest Rate – TJLP for determination of the balances due of the financing contracted by the BNDES System to November 30, 1994.

4 - SPECIFIC DESTINATION CONTEMPLATED IN THE USE OF FUNDS:

Expansion, modernization and technological update of the plant of TIM CELULAR, with investments in network and IT (information technology). The Investments Plan of TIM CELULAR in network comprises the expansion of the use of GSM technology and the implementation of 3G (third generation) technology whereas the latter shall permit the supply of mobile broad bank by the operator. The investments of the TIM Group in IT aim at the optimization of the information systems, which support the commercialization process of services, consolidating the different systems used currently and increasing the capacity of the same.

5 - TERM OF USE OF FUNDS:

5.1.	Subcredit “A1”: up to 30 (thirty) months, counting from the date of execution of this Addendum;

5.2.
Subcredits “B1” and “C1”: to 30 (thirty) months, counting from the execution date of this Addendum, without prejudice to the power of BNDES, prior or after the final term of this period, supported by the guarantees constituted in the CONTRACT, to extend said period, by express authorization, by letter, regardless of other formality or registration.

6 - GRACE PERIOD (Clause 5 of the CONTRACT):

6.1.	Subcredits “B1” and “C1”: 31 (thirty-one) months, beginning on the fifteenth (15th) immediately subsequent to the execution date of this Addendum and ending on July 15, 2011.

7 - AMORTIZATION (Clause 9 of the CONTRACT):

7.1.
Subcredit “A1”: in 06 (six) annual and successive installments, each of them in the value of the principal falling due restated of the debt of this Subcredit, divided by the number of amortization installments not yet due, the first installment falling due on July 15th (fifteenth), 2012, and the last on July 15th (fifteenth) of 2017, in compliance with the provisions of Clause 24 of the CONTRACT;

7.2.
Subcredits “B1” and “C1”: in 72 (seventy-two) monthly and successive installments, each in the value of the principal falling due of the debt of these Subcredits, divided by the number of amortization installments not yet due, the first falling due on August 15th (fifteenth), 2011, and the last on July 15th (fifteenth), 2017, in compliance with the provisions of Clause 24 of the CONTRACT.

8 - INTEREST (Clauses 4 and 5 of the CONTRACT):

8.1.
Subcredit “A1”: 2.62% (two integers and sixty-two hundredths per cent) per year (as remuneration), above the reference rate, disclosed by BNDES, in force on the date of use of this Subcredit, calculated pursuant to the terms of Clause 4 of the CONTRACT, due, annually, on the 15th (fifteenth) of July of each year, from July 15th, 2012, including, with the amortization installments of this Subcredit principal, in compliance with the provisions of Clause 24 of the CONTRACT.

8.2.
of the non-capitalized portion of Subcredit “B1”: 2.62% (two integers and sixty-two hundredths per cent) per annum (as remuneration), above the Long Term Interest Rate – TJLP, disclosed by the Central Bank of Brazil, in compliance with the scheme described in Clause 5 of the CONTRACT, enforceable on the 15 (fifteenth) day of the months of January, April, July and October of each year, in the period comprised between December 15th (fifteenth), 2008 and July 15th (fifteenth), 2011, and monthly from August 15th (fifteenth), 2011, including, with the amortization installments of this Subcredit principal, in compliance with the provisions in Clause 24 of the CONTRACT.

8.3.
uncapitalized portion of Subcredit “C1”: 1.72% (one integer and sixty-two hundredths per cent) per annum (as remuneration), above the Long Term Interest Rate- TJLP, published by the Central Bank of Brazil, in compliance with the scheme described in Clause 5 of the CONTRACT, due on the 15th (fifteenth) of January, April, July and October of each year, in the period comprised between December 15th (fifteenth), 2008 and July 15th (fifteenth), 2011, and monthly from August 15th (fifteenth), 2011, including, with the amortization installments of this Subcredit principal, in compliance with the provisions of Clause 24 of the CONTRACT.

9 - CONDITIONS OF USE. In addition to the conditions of use contemplated in Clause 17 of the CONTRACT, use of the Subcredits “A1”, “B1” and “C1” mentioned in item 1 of this instrument, is subject to compliance with the following:

9.1.           For use of the first installment of Subcredits “A1”, “B1” and “C1”:

a)
presentation, by TIM CELULAR, of the Contract of Binding and Assignment of Revenues and Other Covenants, contemplated in the Sole § of Clause 2 of this Addendum, duly signed and registered in the Register of Deeds and Documents of the city of Rio de Janeiro and of the city of São Paulo;

b)
return, by TIM CELULAR, to BNDES, of the counterparts of Notification delivered to each of the Collection Agents, extra judicially or by them duly signed, according to the provisions in §1 of Clause 6 of the Contract of Binding and Assignment of Revenues and Other Covenants, mentioned in the Sole § of Clause 2 of this Addendum.

9.2.
For use of each portion of Subcredits “A1”, “B1” and “C1”: presentation, by TIM CELULAR, of the Debt Clearance Certificate – CND, issued by the Federal Revenue Service of Brazil, on the INTERNET, to be extracted by TIM CELULAR, at the addresses www.previdenciasocial.gov or www.receita.fazenda.gov.br and verified by BNDES at same.

9.3.
For use of the funds of Subcredit “A1” contemplated in item 1.1 of Clause 1 of this Addendum: evidence to BNDES of use by at least 40% (forty percent) of Subcredits “B1” and “C1” contemplated in items 1.2 and 1.3 of Clause 1 of this Addendum.

CLAUSE 2

CONSTITUTION OF GUARANTEES

To ensure the payment of the obligations resulting from this Addendum, as the principal of the debt, commissions, conventional penalty, fines and expenses, TIM CELULAR has restricted, in favor of BNDES, irrevocably and irreversibly, from the date of execution of this Addendum and until final liquidation of all the obligations assumed therein, the revenues earned by TIM CELULAR, pursuant to the terms of Clause 10 of this CONTRACT.

SOLE §

           The guarantee contemplated in the heading of this Clause will be formalized in the Agreement of Binding and Assignment of Revenues and Other Covenants, to be executed by TIM CELULAR and BNDES, having as intervening party the financial institution chosen by TIM CELULAR, with the consent of BNDES, in the capacity of centralizing bank and administrator of restricted and assigned revenues. The Agreement of Binding and Assignment of Revenues and Other Covenants mentioned will be attached hereto.

CLAUSE 3

BAIL

TIM PARTICIPAÇÕES S/A, identified in the preamble, accepts this Addendum, in the capacity of guarantor and principal payer, waiving expressly the benefits of Articles 366, 827 and 838 of the Civil Code, and assuming joint liability, to the final liquidation of this Contract, for the faithful and accurate compliance with all the obligations assumed in the CONTRACT, by TIM CELULAR.

CLAUSE 4

RATIFICATION

           The CONTRACTING PARTIES and the INTERVENING PARTY hereby ratify all the Clauses of the CONTRACT, where they do not clash against the provisions of this Addendum, the guarantees covenanted in said Contract being maintained, the same not leading to novation.

CLAUSE 5

REGISTRATION

TIM CELULAR undertakes to promote the registration of this Addendum in the Register of Deeds and Documents of the Judiciary District of Rio de Janeiro, within 30 (thirty) days, counted from this date.

TIM CELULAR has presented a Debt Clearance Certificate – CND No. 000862008-21200050, issued on June 24, 2008, by the Brazilian Federal Revenue Service.

The INTERVENING PARTY TIM PARTICIPAÇÕES S/A presented a Debt Clearance Certificate – CND No. 001482008-17300115, issued on October 23, 2008, by the Brazilian Federal Revenue Service.

The pages of this instrument are initialed by Cynthia Maria Idalgo Ruiz Quinta dos Santos, BNDES lawyer, by authorization of the legal representatives that sign it.

Rio de Janeiro, December 12, 2008

For BNDES;

[signature]	[signature]
WAGNER BITTENCOURT	Eduardo Rath Fingeri
Director	Director

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

Translator’s Note: The signatures of Wagner Bittencourt and Eduardo Rath Fingeri were duly authenticated at the 20th Notary Public Office – Notary Vera Lúcia Cario Bequeira, Av. Almirante Barroso, 2, SBL 1, Rio de Janeiro, RJ on 12/17/2008.

Signature page of Addendum No. 1 to Loan Agreement by Extension of Revolving Credit Facility No. 08.2.0790.1 of November 19, 2008, executed by the National Bank of Economic and Social Development – BNDES and TIM Celular S/A, with the third party intervention.

For TIM CELULAR:

[signature]
Mario Cesar Pereira de Araújo
President

TIM CELULAR S.A.

INTERVENING PARTY:

[signature]
Mario Cesar Pereira de Araújo
President

TIM PARTICIPAÇÕES S.A.

WITNESSES:

Name: Lúcia Benechis
ID: 09602266-0
CPF: 016678507-50

(stamps)
Lúcia Benechis
Finance & Treasury
TIM CELULAR S/A

Name: Marco Chiarucci
Finance Manager
TIM CELULAR S/A

Translator’s Note: The signatures of Mario Cesar Pereira Araujo and Lucia Benechis were duly authenticated at the 4th Notary Public Office, Rio de Janeiro – RJ, on December 17, 2008.

Translator’s Note: The signature of Mario Chiarucci was duly authenticated at the 4th Notary Public Office, Rio de Janeiro, RJ on December 17, 2008.